Exhibit (107)

Calculation of Filing Fees Tables

Form S-1

(Form Type)

TIAA-CREF Life Insurance Company

(Exact Name of Registration as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Being Registered*	Proposed Maximum Offering Price Per Unit*	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(*)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Fees to be Paid	Individual Flexible Premium Modified Guaranteed Annuity Contract		457(o)			$500,000	0.0000927	$46.35

Fees Previously Paid

Carry Forward Securities	Individual Flexible Premium Modified Guaranteed Annuity Contract		415(a)(6)	**		$500,000			S-1	333-230440	March 26, 2019	$19.65*

	Total Offering Amount					$500,000		$46.35

	Net Fee Due							$0.00

*

Originally paid in connection with the filing of registrant’s registration statement on Form S-1 (File No. 333-149714) originally filed on March 14, 2008 and amended on June 13, 2008 and July 18, 2008 and subsequently carried forward to the registrant’s subsequent registration statements on Form S-1 (File Nos. 333-187638, 333-210342 and 333-230440).

**

Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes an aggregate of $500,000 of individual flexible premium modified annuity contracts, all of which were previously registered for sale under the registrant’s second post-effective amendment to its registration statement on Form S-1 (File No. 333-230440), declared effective by the U.S. Securities and Exchange Commission on April 30, 2021 (the “Prior Registration Statement”). Additional registration fees in excess of $26.70 (the amount equal to difference between the registration fee amount and the amount paid in connection with the unsold securities to be carried forward) were also paid to register individual flexible premium modified guaranteed annuity contracts in the Prior Registration Statement which have not been sold and therefore no filing fee is due in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.